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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 16 to Registration Statement File No. 033-43177, on Form N-1A of our report dated February 11, 2004 appearing in the December 31, 2003 Annual Report for Hilliard Lyons Growth Fund and to the references to us under the heading "Financial Highlights" in its Prospectus and under the heading "Independent Auditors" in the Statement of Additional Information, all of which are a part of such Registration Statement.

                                                       /s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
April 29, 2004